UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Kush Bottles, Inc.

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KUSH BOTTLES, INC.
1800 Newport Circle
Santa Ana, California 92705

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Kush Bottles, Inc. (the “Annual Meeting”) to be held on Tuesday, May 8, 2018 at 8:30 a.m. Pacific Time at the Center Club Orange County, 650 Town Center Drive, Costa Mesa, California 92626. At the meeting, we will be voting on the following matters:

1.	The election of the director nominees, nominated by the board of directors, for a one-year term, such term to continue until the annual meeting of stockholders in 2019 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;
2.	The ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018;
3.	The approval of an amendment to our 2016 Stock Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 10,000,000 shares;
4.	The approval of an amendment to our Articles of Incorporation to change our name to KushCo Holdings, Inc.;
5.	The approval of an amendment and restatement of our Articles of Incorporation to add provisions relating to limitation of directors’ and officers’ liability and indemnification of directors, officers and other persons and to make certain other ministerial changes; and
6.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about March 26, 2018. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, are available at www.proxyvote.com. Our board of directors has fixed the close of business on March 13, 2018 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote online, by telephone or by completing, dating and promptly returning your proxy card or voting instructions card in the postage-paid envelope (which will be provided to those stockholders to request to receive paper copies of these materials by mail) before the Annual Meeting so that your shares are represented at the Annual Meeting. Instructions regarding the methods of voting are contained in the Notice of Internet Availability of Proxy Materials.

We are excited to share the accomplishments we have made over the last twelve months as well as the proposals being presented at the Annual Meeting that are important to our ongoing development. On behalf of our board of directors and management, thank you for your continued investment in Kush Bottles.

We look forward to greeting as many of you as possible.

Sincerely,

Nicolas Kovacevich

Chairman and Chief Executive Officer